Certification Pursuant to 18 U.S.C. Section 1350, As Adopted
Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

I, Mark Schaftlein, the Chief Executive Officer (principal executive officer and principal financial officer) of GlobalNet Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1)
the Report on Form 10-KSB of the Company for the fiscal years ended December 31, 2003, and December 31, 2004, and the quarters ended March 31, 2003, June 30, 2003, September 30, 2003, March 31, 2004, June 30, 2004, and September 30, 2004 (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 1, 2007

/s/ Mark Schaftlein

Name: Mark Schaftlein
Title: Chief Executive Officer
(principal executive officer and principal financial officer)